Exhibit 99.1

FARO Reports 21.3% Sales Growth in 2006; Fourth Quarter Orders Increase 43.5%

LAKE MARY, Fla., February 28, 2007 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the fourth quarter and year ended December 31, 2006. Net income for the fourth quarter was $3.7 million, or $0.25 per diluted share, an increase of $3.5 million, compared to $0.2 million, or $0.01 per diluted share, in the fourth quarter of 2005. Net income for the full year 2006 was $8.2 million or $0.56 per diluted share, compared to $8.2 million, or $.57 per diluted share, in fiscal 2005.

Sales for the fourth quarter of 2006 were $43.9 million, an increase of $9.4 million, or 27.2%, from $34.5 million in the fourth quarter of 2005. New order bookings for the fourth quarter were $49.8 million, an increase of $15.1 million, or 43.5%, compared with $34.7 million in the year-ago quarter. For the fiscal year ended December 31, 2006, the Company reported sales of $152.4 million, a 21.3% increase from $125.6 million in fiscal 2005, and within the Company’s guidance of 20% to 25%. New order bookings for fiscal 2006 were $162.4 million, a 30.8% increase from $124.2 million in fiscal 2005.

“Throughout 2006 we saw market strength across all the sectors and regions we serve,” stated Jay Freeland, FARO President and CEO. “The 30.8% orders growth and 21.3% sales growth are indicative of the effective execution of our growth plans. We see a similarly robust market in 2007 and will execute with the same vigor.”

Gross margin for the fourth quarter of 2006 was 58.8%, compared to 56.6% in the fourth quarter of 2005. Gross margin increased primarily as a result of a change in the sales mix resulting in an increase in sales of product lines with a lower than average cost of sales. Gross margin for fiscal 2006 was 58.7% compared to 58.1% in 2005. The gross margin for 2006 was within the Company’s previously issued guidance of 57.0% to 59.0%.

Selling expenses as a percentage of sales decreased to 29.2% in the fourth quarter of 2006 compared to 33.7% in the fourth quarter of 2005. Selling expenses as a percentage of sales remained at 29.7% for fiscal 2006 compared to 2005.

General and administrative expenses were 14.3% of sales for the fourth quarter of 2006 compared to 13.1% of sales in the fourth quarter of 2005. General and administrative expenses for the fourth quarter of 2006 included $1.5 million of professional fees related to the Company’s Foreign Corrupt Practices Act (“FCPA”) matter and its patent litigation. General and administrative expenses were 16.1% of sales in 2006 compared to 12.4% of sales in 2005 and included $6.8 million in FCPA and patent litigation expenses.

Research and development (“R&D”) expenses were $1.8 million for the fourth quarter of 2006, up slightly from $1.6 million in the fourth quarter of 2005. R&D expenses for fiscal 2006 were $7.2 million, an increase of $0.8 million from $6.4 million in fiscal 2005. R&D expenses as a percentage of sales in 2006 were 4.7% compared to 5.1% in 2005.

Operating margin for the fourth quarter of 2006 was 8.9%, an increase from 2.1% in the fourth quarter of 2005, as a result of the previously mentioned lower gross margin and higher selling expenses in the fourth quarter of 2005. Operating margin for fiscal 2006 decreased to 5.4%, compared to 8.1% in fiscal 2005, primarily as a result of incremental costs related to the FCPA matter and patent litigation costs.

The Company recorded income tax expense of $1.6 million for fiscal year 2006 and $1.7 million for 2005.  The Company’s effective tax rate for 2006 was 16.2% compared to 17.4% in 2005, primarily as a result of the receipt of approval in 2006 of a tax holiday for our operations in Singapore effective January 1, 2006 for four years. As a result, net income was $8.2 million in fiscal 2006 compared to $8.2 million in fiscal 2005.

“By all accounts, 2006 was a remarkable year for FARO,” Freeland stated. “We had great success around the world, not just in our financial results, but in areas that touch the soul of our company as well. Our team faced the added challenges of an FCPA investigation, competitor patent litigation and a shareholder class action lawsuit. We responded with the same passion we exhibit for our customers, our technology and our day-to-day operations – and we did it without losing focus.”

“Globally, the FARO team shares a common mission: enabling our customers’ products and processes to be the best in the world,” Freeland continued. “Our vision for achieving that is to remain the world’s leading three-dimensional measurement company. Our results in 2006 confirm our continuing success in maintaining that leadership position.”

Outlook for 2007

Our target range for the full year 2007 includes sales growth of approximately 20% – 25% and a gross margin range of 57% to 59%.

“As stated earlier, demand for our products remains strong in every region and every sector around the world. We have positioned the company to continue capitalizing on that market strength through our ongoing technology enhancements, sales force and marketing program execution, operational excellence, and hands-on customer service. I am confident that 2007 will be another successful year for FARO,” concluded Freeland.

Update on Legal Matters

          FCPA Matter.  The Company continues to cooperate with the Securities and Exchange Commission and the Department of Justice with respect to this matter.  There are no further updates at this time.

          Securities Litigation.  As previously disclosed by the Company, the Court in the securities class action lawsuit filed against the Company dismissed the complaint, as against all defendants, with leave to re-plead.  On February 22, 2007, the plaintiff filed its Second Amended Complaint.  The Second Amended Complaint principally asserts the same claims stated in the prior complaint.  The Company intends to file a motion to dismiss the Second Amended Complaint.

          Patent Litigation.  The judge presiding over the ‘148 patent infringement case filed against the Company by Romer- Cimcore, a division of Hexagon AB, has set a retrial date of April 3, 2007 despite key claims in Hexagon’s ‘148 patent being rejected by the U.S. Patent & Trademark Office (PTO) on December 12, 2006.  Hexagon has appealed the PTO’s rejection of the claims.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	our inability to further penetrate our customer base;
•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;
•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;
•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;
•	the cyclical nature of the industries of our customers and the financial condition of our customers;
•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;
•

the inability to protect our patents and other proprietary rights in the United States and foreign countries and the assertion and ultimate outcome of infringement claims against us, including the existing suit by Hexagon’s Romer-Cimcore subsidiary against us;

•

fluctuations in our annual and quarterly operating results , and our inability to keep our financial results within our target goals, as a result of a number of factors including, but not limited to (i) litigation brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory,(iv) raw material price fluctuations, (v) expansion of our manufacturing capability, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product marketing, (x) costs associated with new product introductions, such as assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xivx) start-up costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets; (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xiii) adverse changes in the manufacturing industry and general economic conditions, and (xix) other factors noted herein;

•	our inability to successfully implement the requirements of Restriction of use of Hazardous Substances (RoHS) and Waste Electrical and Electronic Equipment (WEEE) compliance into our products;

•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;
•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;
•	the effects of increased competition as a result of recent consolidation in the CAM2 market;
•

risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, and the burdens of complying with a wide variety of foreign laws and labor practices;

•	unforeseen developments in our FCPA matter or in complying with the FCPA in the future;
•	The ultimate outcome of the class action securities litigation against us;
•	higher than expected increases in expenses relating to our Asia Pacific expansion or our Singapore manufacturing facility;
•	our inability to find less expensive alternatives to stock options to attract and retain employees;
•	the loss of our Chief Executive Officer, our Chief Technology Officer, our Chief Financial Officer, or other key personnel;
•	difficulties in recruiting research and development engineers, and application engineers;
•	the failure to effectively manage our growth;
•	difficulty in predicting our effective tax rate;
•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms; and
•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With approximately 13,000 installations and 6,100 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models –  or to perform evaluations against an existing model –  for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm – the FaroArm; the world’s best-selling laser tracker – the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Laser Scanner LS; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Year Ended

(in thousands, except share and per share data)	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005

SALES	$43,942	$34,481	$152,405	$125,590
COST OF SALES (exclusive of depreciation and amortization, shown separately below)	18,125	14,967	62,947	52,658

GROSS PROFIT	25,817	19,514	89,458	72,932
OPERATING EXPENSES:
Selling	12,824	11,620	45,282	37,274
General and administrative	6,258	4,534	24,554	15,539
Depreciation and amortization	1,039	1,006	4,135	3,453
Research and development	1,838	1,616	7,228	6,440

Total operating expenses	21,959	18,776	81,199	62,706

INCOME FROM OPERATIONS	3,858	738	8,259	10,226

OTHER INCOME (EXPENSE)
Interest income	227	148	743	567
Other income (expense), net	350	(475)	790	(806)
Interest expense	(7)	(7)	(16)	(89)

INCOME BEFORE INCOME TAX	4,428	404	9,776	9,898

INCOME TAX EXPENSE	770	221	1,580	1,719

NET INCOME	$3,658	$183	$8,196	$8,179

NET INCOME PER SHARE - BASIC	$0.25	$0.01	$0.57	$0.58

NET INCOME PER SHARE - DILUTED	$0.25	$0.01	$0.56	$0.57

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share data)	December 31, 2006	December 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$15,689	$9,278
Short-term investments	15,790	16,490
Accounts receivable, net	42,706	28,654
Inventories	23,429	28,650
Deferred income taxes, net	1,845	2,155
Prepaid expenses and other current assets	3,222	2,200

Total current assets	102,681	87,427

Property and Equipment:
Machinery and equipment	9,131	6,940
Furniture and fixtures	3,988	3,334
Leasehold improvements	2,615	1,710

Property and equipment at cost	15,734	11,984
Less: accumulated depreciation and amortization	(8,889)	(5,920)

Property and equipment, net	6,845	6,064

Goodwill	17,266	14,574
Intangible assets, net	6,221	6,395
Service Inventory	7,278	4,333
Deferred income taxes, net	3,985	3,855

Total Assets	$144,276	$122,648

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,182	$12,301
Accrued liabilities	10,379	5,569
Income taxes payable	2,151	1,406
Current portion of unearned service revenues	4,569	3,168
Customer deposits	618	201
Current portion of long-term debt and obligations under capital leases	90	163

Total current liabilities	28,989	22,808
Unearned service revenues - less current portion	2,917	803
Deferred tax liability, net	1,200	—
Long-term debt and obligations under capital leases - less current portion	115	177

Total Liabilities	33,221	23,788

Commitments and contingencies
Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 14,586,402 and 14,481,178 issued; 14,464,715 and 14,290,917 outstanding, respectively	14	14
Additional paid-in-capital	85,160	83,940
Retained earnings	25,454	17,256
Accumulated other comprehensive income (loss)	578	(2,199)
Common stock in treasury, at cost - 40,000 shares	(151)	(151)

Total Shareholders’ Equity	111,055	98,860

Total Liabilities and Shareholders’ Equity	$144,276	$122,648

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended December 31,

	2006	2005	2004

CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$8,196	$8,179	$14,931
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,135	3,453	2,339
Amortization of stock options and restricted stock units	762	(57)	277
Provision for bad debts	230	112	154
Income tax benefit from exercise of stock options	—	382	2,434
Deferred income tax benefit	20	(854)	(3,309)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	(12,173)	(7,830)	(5,474)
Inventories	2,804	(13,788)	(5,354)
Prepaid expenses and other current assets	(933)	508	(1,019)
Increase (decrease) in:
Accounts payable and accrued liabilities	3,062	4,309	2,138
Income taxes payable	526	1,454	(502)
Customer deposits	399	(302)	69
Unearned service revenues	3,189	1,030	611

Net cash provided by (used in) operating activities	10,217	(3,404)	7,295

INVESTING ACTIVITIES:
Acquisition of iQvolution	—	(6,385)	—
Purchases of property and equipment	(3,357)	(3,937)	(2,451)
Payments for intangible assets	(820)	(937)	(1,004)
Purchases of short-term investments	—	(10,900)	(30,390)
Proceeds from short-term investments	700	16,895	23,942

Net cash used in investing activities	(3,477)	(5,264)	(9,903)

FINANCING ACTIVITIES:
Payments of capital leases	(204)	(34)	(38)
Proceeds from issuance of stock, net	—	402	1,171

Net cash (used in) provided by financing activities	(204)	368	1,133

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(125)	1,221	407

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,411	(7,079)	(1,068)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,278	16,357	17,425

CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,689	$9,278	$16,357

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